Exhibit 10.11

Comarco, Inc.

2005 Employee Stock Option Plan

Stock Option Agreement

This Agreement dated as of                     , between Comarco, Inc., a corporation organized under the laws of the State of California (the “Company”), and the individual identified in paragraph 1 below, currently residing at the address set out at the end of this Agreement (the “Optionee”).

1. Grant of Option. Pursuant and subject to the Company’s 2005 Employee Stock Option Plan (as the same may be amended from time to time, the “Plan”), the Company grants to you, the Optionee identified in the table below, an option (the “Option”) to purchase from the Company all or any part of a total of the number of shares identified in the table below (the “Optioned Shares”) of the common stock in the Company (the “Stock”), at the exercise price per share set out in the table below.

Optionee

Number of Shares

Exercise Price Per Share

Grant Date

Expiration Date1

2. Character of Option. The Company grants to the Optionee the right, which hereby designated as a “Nonqualified Stock Option”, to purchase all or any portion of the above granted options, at the purchase price listed above (the “Exercise Price Per Share”), which price has been determined to be not less than the fair market value of the Stock per share on the date of this Agreement. The Option is subject to the terms and conditions stated in this Agreement and in the Plan.

3. Expiration of Option. This Option shall expire at 5:00 p.m. on the Expiration Date or, if earlier, the date specified in whichever of the following applies:

(a)	If the termination of your employment or other association is on account of your disability, the date preceding the first anniversary of the date your employment ends.

(b)	If you die while employed or otherwise associated with the Company and its Affiliates, or within three (3) months after your employment or other association ends, the date preceding the first anniversary of your death.

(c)	In all other cases, three (3) months after your employment or other association ends.

4. Exercise of Option. Until fully exercisable or expiration if earlier, this Option shall become exercisable at the times and in the percentages specified on Exhibit A. However, this Option shall not become exercisable for any fractional share, which fraction, if any, shall become available as of the subsequent exercise installment at which an even number of shares results. Furthermore, during any period that this Option remains outstanding after your employment or other association with the Company and its Affiliates ends, you may exercise it only to the extent it was exercisable immediately prior to the end of your employment or other association. The procedure for exercising this Option is described in Section 7.1(f) of the Plan.

1	Not later than the day immediately preceding the tenth anniversary of the Grant Date.

5. Transfer of Option. Except as provided in Section 6.3 of the Plan (if so provided by the Committee), you may not transfer this Option except by will or the laws of descent and distribution, and, during your lifetime, only you may exercise this Option.

6. Incorporation of Plan Terms. This Option is granted subject to all of the applicable terms and provisions of the Plan, including but not limited to the limitations on the Company’s obligation to deliver Optioned Shares upon exercise set forth in Section 9 (Settlement of Awards).

7. Miscellaneous. This Agreement shall be construed and enforced in accordance with the laws of the State of California, without regard to the conflict of laws principles thereof and shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian, or other legal representative of you. Capitalized terms used but not defined herein shall have the meaning assigned under the Plan. This Agreement may be executed in one or more counterparts all of which together shall constitute but one instrument.

8. Tax Consequences. The Company makes no representation or warranty as to the tax treatment to you of your receipt or exercise of this Option or upon your sale or other disposition of the Optioned Shares. You should rely on your own tax advisors for such advice.

Remainder Of This Page Intentionally Left Blank

In Witness Whereof, the parties have executed this Agreement as a sealed instrument as of the date first above written.

COMARCO, INC.

By:
Title:	Signature of Optionee

Optionee’s Address:

EXHIBIT A

VESTING SCHEDULE

For Employees and Board Members Serving Less Than 2 Years

Date	Number of Shares
1st anniversary of grant date	25%
2nd anniversary of grant date	25	% (1)
3rd anniversary of grant date	25%
4th anniversary of grant date	25%

Signature of Optionee

(1)	For board members, upon the 3rd anniversary of being elected as a board member, options become 100% vested.

EXHIBIT A

VESTING SCHEDULE

For Board Members Serving More Than 2 Years

Date	Number of Shares
6-month anniversary of grant date	100%

Signature of Optionee